Exhibit 10.6

Supplementary Agreement (II)

of

Strategic Cooperation Framework Agreement

Party A: Dalian Shengmalin Trading Co., Ltd.

Address: No. 29, West Huichang Street, Ganjingzi District, Dalian, Liaoning

Legal Representative: Li Guizhen

Party B: Dalian Victory Plaza Development Co., Ltd.

Address: No. 28, Victory Plaza, Zhongshan District, Dalian, Liaoning

Legal Representative: Guan Mengda

Both parties agree to change the Supplementary Agreement signed on February 12, 2018 as follows through negotiation:

Repayment period of Party B shall be delayed to May 15, 2023 to pay off all principal and interest of the debt. Party A agrees that Party B can independently arrange the repayment time of principal and interest according to the operation and capital conditions.

Any matter not stipulated in this Supplementary Agreement shall still be executed according to the original Framework Agreement and Supplementary Agreement. In case of any conflict with this Supplementary Agreement, this Supplementary Agreement shall prevail. This Supplementary Agreement is made in duplicate, one copy respectively for each party, and comes into effect upon stamping by both parties.

Party A: Dalian Shengmalin Trading Co., Ltd. (seal)

Signing date: January 15, 2020

Party B: Dalian Victory Plaza Development Co., Ltd. (seal)

Signing date: January 15, 2020